Exhibit 99.1

Globus Medical Reports 2013 First Quarter Results

AUDUBON, PA, May 2, 2013: Globus Medical, Inc. (NYSE:GMED), a leading spinal implant manufacturer, today announced its financial results for the quarter ended March 31, 2013.

•	Worldwide sales were $105.0 million, a 10.9% increase from the first quarter of 2012

•	Net income was $19.9 million or $0.21 per diluted share

•	Non-GAAP Adjusted EBITDA was 33.8% of sales

“I am very pleased with this quarter's results, especially measured against our strong first quarter last year. Once again, our ability to deliver innovative products, attract top sales force talent and maintain financial discipline has enabled us to consistently deliver superior growth and profitability. We launched two products this quarter, and are on track to reach our annual target of 5-10 new products annually,” commented David Paul, Chairman and CEO.

First quarter net sales were $105.0 million, compared to $94.7 million last year, representing a 10.9% increase. Sales in the US grew by 9.4%, over 2012, and International revenue grew by 30.0% over the same quarter in 2012 and currently represents 8.3% of total sales.

Net income for the quarter was $19.9 million or $0.21 per diluted share, as compared to $17.6 million, or $0.19 per diluted share in 2012. Non-GAAP Adjusted EBITDA was 33.8% of net sales, compared to 35.9% last year. Also impacting this quarter's non-GAAP Adjusted EBITDA was the Medical Device Excise Tax.

Cash, cash equivalents and marketable securities for the quarter increased by $11.7 million, ending the first quarter of 2013 at $224.1 million. The company remains debt free.

Conference Call Information
Globus Medical will hold a teleconference to discuss its performance with the investment community at 5:30 p.m. Eastern Time today. Globus invites all interested parties to join the call by dialing:

1-855-533-7141     United States Participants
1-720-545-0060     International Participants
There is no pass code for the teleconference.

For interested parties who do not wish to ask questions, the teleconference will be webcast live and may be accessed through a link on the Globus Medical website at investors.globusmedical.com.

If you are unable to participate during the live teleconference, the call will be archived until Thursday, May 16, 2013. The audio archive can be accessed by calling 1-855-859-2056 in the U.S. or 1-404-537-3406 from outside the U.S. The pass code for the audio replay is 5007-1177.

About Globus Medical, Inc.
Globus Medical, Inc. is a leading spinal implant manufacturer and is based in Audubon, Pennsylvania. The company was founded in 2003 by an experienced team of spine professionals with a shared vision to create products that enable spine surgeons to promote healing in patients with spinal disorders.

Non-GAAP Financial Measures

Adjusted EBITDA represents net income before interest (income)/expense, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation, changes in the fair value of contingent consideration in connection with business acquisitions and provision for litigation settlements. This financial measure is not calculated in conformity with accounting principles generally accepted in the United States of America (GAAP). We present Adjusted EBITDA because we believe it is a useful indicator of our operating performance. Our management uses Adjusted EBITDA principally as a measure of our operating performance and believes that Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. We also believe Adjusted EBITDA is useful to our management and investors as a measure of comparative operating performance from period to period and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure (primarily interest expense), asset base (primarily depreciation and amortization) and items outside the control of our management (primarily income taxes and interest income and expense). Our management also uses Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.

Adjusted EBITDA should not be considered in isolation or as a substitute for a measure of our liquidity or operating performance prepared in accordance with GAAP, and is not indicative of net income (loss) from operations as determined under GAAP. Adjusted EBITDA and other non-GAAP financial measures have limitations that should be considered before using these measures to evaluate our liquidity or financial performance. Adjusted EBITDA does not include certain expenses that may be necessary to review our operating results and liquidity requirements. Our definition and calculation of Adjusted EBITDA may differ from that of other companies.

Safe Harbor Statements

All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms. These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends. Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with changing laws and regulations that are applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks. For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Form 10-Q, Form 8-K and other filings with the Securities and Exchange Commission. These documents are available at www.sec.gov. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended
(In thousands, except per share amounts)	March 31, 2013	March 31, 2012
Sales	$105,018	$94,717
Cost of goods sold	23,493	18,391
Gross profit	81,525	76,326

Operating expenses:
Research and development	6,847	6,736
Selling, general and administrative	45,397	41,225
Provision for litigation settlements	50	307
Total operating expenses	52,294	48,268

Operating income	29,231	28,058
Other income, net	279	225
Income before income taxes	29,510	28,283
Income tax provision	9,619	10,707

Net income	$19,891	$17,576

Earnings per share:
Basic	$0.22	$0.20
Diluted	$0.21	$0.19
Weighted average shares outstanding:
Basic	91,805	88,221
Diluted	93,573	90,877

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)	March 31, 2013	December 31, 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$131,543	$212,400
Short-term marketable securities	30,785	—
Accounts receivable, net of allowances of $1,098 and $961, respectively	59,425	53,496
Inventories	66,867	62,310
Prepaid expenses and other current assets	4,358	3,020
Income taxes receivable	5,546	5,105
Deferred income taxes	24,911	23,779
Total current assets	323,435	360,110
Property and equipment, net	62,533	61,089
Intangible assets, net	9,453	9,585
Goodwill	15,372	15,372
Long-term marketable securities	61,788	—
Other assets	1,039	977
Total assets	$473,620	$447,133

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$8,784	$9,991
Accounts payable to related party	3,878	2,556
Accrued expenses	19,290	25,003
Income taxes payable	11,816	523
Business acquisition liabilities, current	1,506	1,435
Total current liabilities	45,274	39,508
Business acquisition liabilities, net of current portion	9,564	9,909
Deferred income taxes	6,966	7,714
Other liabilities	3,516	3,500
Total liabilities	65,320	60,631
Commitments and contingencies
Equity:
Common stock; $0.001 par value. Authorized 785,000 shares; issued and outstanding 91,933 and 91,270 shares at March 31, 2013 and December 31, 2012	92	91
Additional paid-in capital	139,000	136,501
Accumulated other comprehensive loss	(1,360)	(767)
Retained earnings	270,568	250,677
Total equity	408,300	386,502
Total liabilities and equity	$473,620	$447,133

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended
(In thousands)	March 31, 2013	March 31, 2012
Cash flows from operating activities:
Net income	$19,891	$17,576
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	4,610	4,381
Provision for excess and obsolete inventories	2,000	1,850
Stock-based compensation	1,312	1,111
Allowance for doubtful accounts	54	226
Deferred income taxes	(1,900)	(949)
(Increase) decrease in:
Accounts receivable	(6,197)	(4,185)
Inventories	(7,009)	(3,730)
Prepaid expenses and other assets	(850)	(425)
Increase (decrease) in:
Accounts payable	(320)	(517)
Accounts payable to related party	1,322	653
Accrued expenses and other liabilities	(5,490)	(4,044)
Income taxes payable/receivable	10,853	10,904
Net cash provided by operating activities	18,276	22,851

Cash flows from investing activities:
Purchases of marketable securities	(93,187)	—
Purchases of property and equipment	(6,772)	(6,313)
Net cash used in investing activities	(99,959)	(6,313)

Cash flows from financing activities:
Payment of business acquisition liabilities	(400)	(300)
Net proceeds from issuance of common stock	885	88
Excess tax benefit related to nonqualified stock options	303	24
Net cash provided by/(used in) financing activities	788	(188)

Effect of foreign exchange rate on cash	38	80

Net increase/(decrease) in cash and cash equivalents	(80,857)	16,430
Cash and cash equivalents, beginning of period	212,400	142,668
Cash and cash equivalents, end of period	$131,543	$159,098

Supplemental disclosures of cash flow information:
Interest paid	17	6
Income taxes paid	$418	$376

The following is a reconciliation of Adjusted EBITDA (unaudited) to net income for the periods presented:

	Three Months Ended
(In thousands, except percentages)	March 31, 2013	March 31, 2012
Net Income	$19,891	$17,576
Interest income, net	(46)	(9)
Provision for income taxes	9,619	10,707
Depreciation and amortization	4,610	4,381
EBITDA	34,074	32,655
Stock-based compensation	1,312	1,111
Provision for legal settlements	50	307
Change in fair value of contingent consideration	70	(102)
Adjusted EBITDA	$35,506	$33,971
Adjusted EBITDA as a percentage of sales	33.8%	35.9%

The following table highlights certain information related to our liquidity and capital resources:

(In thousands)	March 31, 2013	December 31, 2012
	(unaudited)
Cash and cash equivalents	$131,543	$212,400
Short-term marketable securities	30,785	—
Long-term marketable securities	61,788	—
Total cash, cash equivalents and marketable securities	$224,116	$212,400

Available borrowing capacity under revolving credit facility	50,000	50,000
Working capital	$278,161	$320,602

Contact:
Ed Joyce
Director, Investor Relations
Phone: (610) 930-1800
Email:     investors@globusmedical.com
www.globusmedical.com